Exhibit (j)

Consent of Independent Registered Public Accounting Firm

The Board of Directors
The Salomon Brothers Fund Inc:

We consent to the use of our report, incorporated herein by reference, dated February 22, 2006, for The Salomon Brothers Fund Inc, as of December 31, 2005 and to the references to our firm under the headings “Financial highlights” in the Prospectus, “OTHER INFORMATION –Independent Registered Public Accounting Firm” in the Statement of Additional Information.

KPMG  LLP

New York, New York
October 4, 2006